                                                                EXHIBIT 10.28


                      STOCK PURCHASE AND EXCHANGE AGREEMENT

                  This STOCK PURCHASE AND EXCHANGE AGREEMENT (this "Agreement") is made and entered into effective as of the date set forth hereinbelow, by and between the undersigned shareholder (the "Shareholder") of CTI Group, Inc., a Tennessee corporation ("Group"), SIEMENS GAMMASONICS, INC., a Delaware Corporation ("Siemens"), and CTI, INC., a Tennessee corporation ("CTI").

                                   WITNESSETH:

                  WHEREAS, Shareholder is the owner and holder of certain shares of Common Stock of Group, as set forth on Exhibit A hereto; and

                  WHEREAS, Group, CTI and Siemens have entered into a Stock Purchase, Reorganization and Joint Venture Agreement dated December 10, 1987 (the "Reorganization Agreement") pursuant to the terms of which Siemens has agreed to purchase a sufficient number of the shares of Common Stock of Group issued and outstanding as of the Closing (as defined in the Reorganization Agreement) to give Siemens, when combined with the shares of Common stock of Group held by Siemens Affiliate Siemens Capital Corporation, forty-nine and nine-tenths percent (49.9%) of the then issued Common Stock of Group, and pursuant to which the remaining outstanding shares of Group (other than those held by Siemens and its affiliates) will be exchanged for Common Stock of CTI;

                  NOW, THEREFORE, in consideration of the premises and the mutual terms, covenants and conditions set forth herein, Siemens, CTI and Shareholder agree as follows:

                  1. Purchase and Exchange Agreement

                           1.1 Purchase and Sale of Group Common Stock. Subject
to the terms and conditions of this Agreement, Shareholder agrees to sell to Siemens, and Siemens agrees to purchase from Shareholder the number of shares of Common Stock of Group indicated on Exhibit A hereto for a total aggregate purchase price in the amount indicated on the said Exhibit A; provided, however, that Siemens shall not be obligated hereunder until and unless Siemens is able to acquire from all shareholders of Group a sufficient number of shares of the Common Stock of Group issued and outstanding as of the Closing to give Siemens, when combined with the Common Stock of Group held by Siemens Affiliate Siemens Capital Corporation forty-nine and nine-tenths percent (49.9%) of the then issued and outstanding Common Stock of Group.

                           1.2 Exchange of Group Common Stock. Subject to the
terms and conditions of this Agreement, Shareholder agrees to transfer and assign to CTI his remaining shares of Common Stock of Group, in the amount indicated on Exhibit A hereto in exchange for a like number of the shares of Common Stock of CTI.


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                  2. Closing and Required Documents

                           2.1 Closing. Subject to the conditions set forth
herein; the Closing of the transactions contemplated by this Agreement shall occur in conjunction with the closing contemplated by the Reorganization Agreement, which is expected to occur on or about January 5, 1988 or as soon thereafter as necessary approvals for the transactions contemplated by the Reorganization Agreement have been obtained. The Closing of the Purchase and Exchange is herein referred to as the "Closing" and the date of Closing is herein referred to as the "Closing Date."

                           2.2 Required Documents. Shareholder shall prior to
the Closing Date deliver to Group certificates evidencing all of the shares of Common Stock owned by Shareholder, along with a duly executed stock power authorizing the transfer of all shares of Common Stock of Group owned by Shareholder as contemplated hereby.

                  3. Obligations and Delivery

                           3.1 Obligations of CTI and Siemens. The obligations
of Siemens to purchase the shares of Common Stock of Group in accordance with the terms hereof and the obligation of CTI to exchange shares of Common Stock of CTI for shares of Common Stock of Group in accordance with the terms hereof shall be subject to and expressly conditioned upon fulfillment of the conditions recited in Section 1.1 above and each of the following conditions on or prior to the Closing Date:

                                    a. Approval of and compliance with all terms
of the Reorganization Agreement by all of the parties thereto.

                                    b. All representations and warranties of
Shareholder contained herein shall be true and correct in all material respects at and as of the Closing with the same force and effect as though made at and as of such time.

                                    c. Shareholder shall have performed and
complied with all of the obligations, terms, conditions and agreements required to be performed or complied with by it on or prior to the Closing.

                           3.2 Delivery of CTI Certificates and Purchase Price.
CTI shall deliver to Shareholder a certificate or certificates in proper form for the number of shares of Common Stock of CTI to be obtained by Shareholder hereby. Siemens shall deliver to Shareholder the purchase price provided for hereinabove, in cash or cash equivalent.

                  4. Representations, Warranties and Acknowledgments of Shareholder. In connection with the purchase and exchange, Shareholder makes the following representations and warranties:

                           4.1 Due Execution. Shareholder has full power and
authority to execute, deliver and perform this Agreement and the obligations hereunder; and this Agreement (a) has been duly and validly executed and delivered, (b) is a valid and legally


                                       2
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binding agreement of Shareholder, and (c) is enforceable against Shareholder in accordance with its terms.

                           4.2 Ownership of the Stock. Shareholder has good and
marketable title to the Common Stock of Group purchased and exchanged hereunder, free and clear of all claims, liens, encumbrances, charges, assessments or other rights or interests of any person. There are no restrictions with respect to the transferability of the Common Stock of Group to either CTI or Siemens in accordance with the terms of this Agreement, and upon transfer of the Common Stock of Group, the holder thereof will receive good and marketable title to the Group Common Stock, free and clear of all claims, liens, encumbrances, charges, assessments and restrictions or other rights or interest of other persons whatsoever.

                           4.3 No Obligation to Dispose of Share. Shareholder
has no contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for or which is likely to compel a disposition of the shares of the Common Stock of CTI.

                           4.4 Stock Unregistered. Shareholder understands that
the shares of the Common Stock of CTI being offered for exchange are not registered within the meaning of the Securities Act of 1933 (the "Securities Act") and the Tennessee Securities Act of 1980 (the "Tennessee Act") and that as a consequence of them being unregistered, the shares of the Common Stock of CTI will be restricted securities as that term is defined by various rules and regulations promulgated pursuant to the Securities Act, and therefore cannot be sold, transferred, pledged or otherwise disposed of without being registered or by qualifying for an exemption from the registration requirements of the Securities Act and the Tennessee Act, and further, that all certificates representing shares of the Common Stock of Group issued pursuant to this Agreement will be required to bear a restrictive legend in the form as follows:

                                     NOTICE

                    THE SHARES OF COMMON STOCK REPRESENTED
                    BY THIS CERTIFICATE HAVE NOT BEEN
                    REGISTERED UNDER THE SECURITIES ACT OF
                    1933, AS AMENDED (THE "ACT"), OR ANY
                    APPLICABLE STATE SECURITIES LAWS, BUT
                    HAVE BEEN ACQUIRED FOR THE PRIVATE
                    INVESTMENT OF THE HOLDER HEREOF AND MAY
                    NOT BE OFFERED, SOLD OR TRANSFERRED
                    UNTIL (i) A REGISTRATION STATEMENT UNDER
                    THE ACT AND SUCH STATE SECURITIES LAWS
                    AS ARE APPLICABLE SHALL HAVE BECOME
                    EFFECTIVE WITH REGARD THERETO, OR (ii)
                    IN THE OPINION OF COUNSEL ACCEPTABLE TO
                    CTI, INC., REGISTRATION UNDER THE ACT
                    AND SUCH STATE SECURITIES LAWS AS ARE
                    APPLICABLE IS NOT REQUIRED IN CONNECTION
                    WITH SUCH PROPOSED OFFER, SALE OR
                    TRANSFER.


                             3
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                           4.5 No Registration Rights. Shareholder further
understands that there are no registration rights associated with the shares of the Common Stock of CTI being acquired pursuant to this Agreement.

                           4.6 Information Availability. Shareholder
acknowledges that he has had access to information respecting the reorganization of Group, including a summary of the overall transaction, and have been given the opportunity and has been encouraged to ask any questions and receive additional information that they consider relevant in making a decision to accept this Agreement.

                  5. Survival of Representation and Warranties. The representations of Shareholder contained herein shall survive the Closing contemplated hereby and any investigation by CTI or Siemens with respect thereto.

                  6. Indemnification of CTI and Siemens. Shareholder shall defend, indemnify and hold harmless CTI and Siemens from and against any damage, deficiency, loss or liability resulting from any misrepresentation, omission, breach of warranty or nonfulfillment of any part of this Agreement by Shareholder, and any and all actions, suits, proceedings, demands, assessments, judgments, costs and expenses incident thereto.

                  7. Failure of Conditions Precedent. To the extent that any condition precedent to the obligations of CTI and Siemens hereunder is not met by Shareholder, CTI and Siemens may, at their option, either waive such condition and complete the transactions contemplated hereby on the terms and conditions otherwise contained herein, or decline to purchase or exchange the shares, whereupon this Agreement will terminate and CTI and Siemens shall be subject to no liability whatsoever to Shareholder. If the transactions contemplated this Agreement is not consummated for such reason, or for any other reason, neither party shall be liable to the other for loss, damage, or expense, and the only remedy to either party shall be to terminate this Agreement.

                  8. Miscellaneous.

                           8.1 Binding Effect. The terms, covenants and
conditions hereof shall be binding and shall inure to the benefit of the parties hereto and their respective heirs, successors, and administrators.

                           8.2 No Assignment. This Agreement shall not be
assignable.

                           8.3 Agreement to Cooperate. The parties hereto agree
to execute such other and additional instruments, documents and resolutions, and to take such other and additional actions as may be necessary or advisable to carry out the transactions described herein.

                           8.4. Governing Law. This Agreement shall be construed
in accordance with and governed by the laws of the State of Tennessee.

                           8.5 Entire Agreement and Amendment. This Agreement
constitutes the entire understanding between the parties with respect to the subject matter


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hereof. Any modification or amendment to this Agreement may be made only by an instrument in writing executed by the party against whom enforcement thereof is sought.

                           8.6 Captions. The headings contained herein are for
reference purposes only and do not affect in any way the-meaning or interpretation hereof.

                           8.7 Counterparts. This Agreement may be executed in
any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                           8.8 No Default. If any provision of this Agreement is
held to be illegal, invalid or unenforceable for any reason, such provision shall be severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the 23rd day of December, 1987.



                                             CTI, INC.

                                             By: /s/ Terry D. Douglass
                                                -----------------------
Attest: /s/ Mary Lou Marks                   Title: President
       ------------------------                    --------------------
                                             Date:  December 23, 1987
                                                  ---------------------



                                             SIEMENS GAMMASONICS, INC.

                                             By:
                                                -----------------------
Attest:                                      Title:
       ------------------------                    --------------------
                                             Date:



                                             SHAREHOLDER


/s/ Mary Lou Marks                           /s/ Michael C. Crabtree
-------------------------------              --------------------------
Witness
                                             Date: 12/17/87
                                                  ---------------------


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               EXHIBIT A TO STOCK PURCHASE AND EXCHANGE AGREEMENT

Shareholder:      Mike Crabtree
            -------------------------------------------------------------------

Total number of shares of Group owned by
Shareholder:                                               721,909
                                                        ----------
Number of shares of Group to be sold to
Siemens:                                                   324,187
                                                        ----------
Purchase price for shares to be sold to
Siemens:                                                $3,546,261
                                                        ----------
Number of shares of Group to be
exchanged for CTI shares:                                  396,822
                                                        ----------

If the number of shares of Group owned by Shareholder and to be sold to Siemens is greater than 1000, the number of shares sold to Siemens, the purchase price and the number of shares to be exchanged for CTI shares may be adjusted on a pro rata basis with other shareholders similarly situated to account for any shareholders declining to participate in the sale of Siemens.